For Immediate Release

CRM Holdings, Ltd. Announces Conference Call
to Discuss Second-Quarter Results

Hamilton, Bermuda, July 25, 2007 -- CRM Holdings, Ltd. ("CRM") (Nasdaq: CRMH), a leading provider of a full range of products and services for the workers' compensation insurance industry, today announced that it will conduct a conference call at 9:00 a.m. Eastern Time on Tuesday, August 7, 2007 to discuss the Company’s financial results for the second quarter, ended June 30, of its 2007 fiscal year.

Hosting the call will be Daniel G. Hickey, Jr., Chairman and Chief Executive Officer, and James J. Scardino, Chief Financial Officer.

To participate in the event by telephone, please dial 800-289-0572 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 1974342. International callers should dial 913-981-5543.

A digital replay of the call will be available on Tuesday, August 7 at approximately 12:00 noon Eastern Time through Tuesday, August 14 at midnight Eastern Time. Dial 888-203-1112 and enter the conference ID number 1974342. International callers should dial 719-457-0820 and enter the same conference ID number.

The conference call will also be webcast live over the internet and can be accessed by all interested parties at CRM’s web site at http://www.CRMHoldingsLtd.bm/events.cfm.

To monitor the live webcast, please go to this web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on CRM’s web site, at http://www.CRMHoldingsLtd.bm/events.cfm, for 90 days.

About CRM Holdings, Ltd.
CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include providing fee-based management and other services to workers’ compensation self-insured groups and, beginning in November 2006, the offering of a traditional workers’ compensation insurance product. The Company provides its fee-based management services to self-insured groups in New York, California and Texas. It provides its traditional workers’ compensation insurance coverage primarily to employers in California but also has active operations in Alaska, Arizona, Nevada, Oregon, Washington and, starting on April 1, 2007, New Jersey. CRM is a provider of reinsurance and excess workers’ compensation coverage to the self insured groups it manages as well as other qualified self-insured entities. Further information can be found on the CRM website at www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 231-8600, ext. 117

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